Exhibit 99.1

Aerie Pharmaceuticals, Inc. Announces the Appointment of Interim Executive Chair and Departure of Chairman and CEO

DURHAM, N.C., September 21, 2021—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), an ophthalmic pharmaceutical company, today announced that it is executing its succession plan for its long-serving Chairman and CEO and that effective September 17, 2021, Vicente Anido, PhD. no longer serves as the Company’s Chairman and Chief Executive Officer or as a director of the Company. Consistent with the succession plan in place, the Company’s Board of Directors has appointed Benjamin F. McGraw, III, Pharm.D. as its Interim Executive Chairman of the Board of Directors of the Company and commenced a search for a new Chief Executive Officer. Upon the appointment of a new Chief Executive Officer, the Company intends to separate the roles of Chairman and Chief Executive Officer.

Dr. McGraw said “On behalf of the Board, I would like to express our sincere appreciation to Vince for all his contributions over the years since Aerie was a private company through the public offering and into Aerie becoming a commercial stage company. Under his leadership, Aerie now has two clearly differentiated products on the market and we believe we have a very good portfolio of products in development. We believe the succession plan we have in place will serve the shareholders well. We have a strong board of directors and each one of them has committed to helping the Company during this transition.”

Dr. Anido stated “It’s been an exciting experience making Dr. David Epstein’s dream of developing a unique glaucoma product that treats the underlying causes of the disease a reality. Many thanks to the Aerie team for the great memories.”

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com.

Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for the treatment of dry eye disease, wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the duration and severity of the coronavirus disease (COVID-19) outbreak, including the impact on our clinical and commercial operations, demand for our products and financial results and condition of our global supply chains; our expectations regarding the commercialization and manufacturing of Rhopressa®, Rocklatan®, Rhokiinsa® and Roclanda® or any product candidates or future product candidates, including the timing, cost or other aspects of their commercial launch; our commercialization, marketing, manufacturing and supply management capabilities and strategies in and outside of the United States; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any product candidates or future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, Rocklatan®, Rhokiinsa®, Roclanda® or any product candidates or future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any product candidates, preclinical implants or future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any product candidates, preclinical implants or future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any product candidates or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our expectations for full year 2021; our ability to protect our proprietary technology and enforce our intellectual property rights or to develop new intellectual property; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa®and Rocklatan®, and MHRA authorisation of Roclanda® do not constitute regulatory approval of Rhopressa®, Rocklatan® or Roclanda® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa®, Rocklatan® or Roclanda® in such other jurisdictions. In addition, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of our product candidates or any future product candidates, and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. Furthermore, the acceptance of the INDs by the FDA for AR-15512, AR-1105,

AR-14034, AR-6121 and AR-13503 do not constitute FDA approval of AR-15512, AR-1105, AR-14034, AR-6121 or AR-13503 and the outcomes of later clinical trials for AR-15512, AR-1105, AR-14034, AR-6121 or AR-13503 may not be sufficient to submit a New Drug Application (NDA) with the FDA or to receive FDA approval. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Aerie Pharmaceuticals, Inc.

Ami Bavishi

(908) 947-3949

abavishi@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals, Inc.

Lee Roth

(212) 213-0006

lroth@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.